UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 12, 2016

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 14, 2016, Net Element, Inc. (the “Company”) entered into an Amendment No. 1 (the “Amendment No. 1”) to the Second Additional Letter Agreement (the “Second Additional Agreement”) with Kenges Rakishev, an accredited investor (the “Investor”). Mr. Rakishev is a director of the Company.

The Amendment No. 1 extended the deadline from 120 days to 180 days from the date of Second Additional Agreement for the Company to obtain the Company’s stockholders approval (the “Stockholders Approval”) of the issuance of Restricted Shares and the Restricted Options (each as defined in the Second Additional Agreement).

Pursuant to the Second Additional Letter Agreement, as amended by the Amendment No. 1, in the event that the Stockholders Approval is not obtained within 180 days from the original date Second Additional Agreement, the Investor and the Company agreed that at the Investor’s election, (i) the purchase price for the Restricted Shares and the Restricted Options shall be automatically amended to be equal to the product of (x) 4,664,275 and (y) the sum of $0.1951 and $0.125, in which case the Investor will have paid to the Company the difference between such price and the previously paid purchase price for the Restricted Shares and the Restricted Options, (ii) the number of Restricted Shares and the Restricted Options issuable to the Investor will be adjusted to be equal to the quotient determined by dividing (I) $910,000 by (II) $0.3201, or (iii) the Restricted Options will not be issued and the Investor will be issued the number of Restricted Shares calculated on the basis of $0.1951 per share purchase price.

The foregoing is only a brief description of the terms of the Amendment No. 1, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Amendment No. 1 which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Current Report are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2016, the compensation committee of the Board of Directors of the Company rescinded 391,667 incentive stock options to purchase shares of Company common stock previously awarded to Jonathan New, the Chief Financial Officer of the Company, and 1,200,000 incentive stock options to purchase shares of Company common stock previously awarded to Steven Wolberg, the Chief Legal Officer of the Company, because such options were inadvertently granted in excess of the limitation on individual grants of stock options during any 12-month period set forth in Section 13.5 of the Plan.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	Amendment No. 1, dated as of April 14, 2016, to Second Additional Letter Agreement, dated as of January 21, 2016, between the Company and Kenges Rakishev

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2016

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated as of April 14, 2016, to Second Additional Letter Agreement, dated as of January 21, 2016, between the Company and Kenges Rakishev